UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 21, 2012, Benchmark Electronics, Inc. (the Company) issued a press release announcing the retirement of Cary T. Fu as Chairman of the Board effective December 31, 2012 and the appointment of Peter G. Dorflinger to succeed Mr. Fu as Chairman of the Board, effective January 1, 2013.

Mr. Dorflinger, general partner of MAD Capital Partners, has been a director of the Company since its initial public offering in 1990. He has served on all three board committees – Audit, Nominating/Governance and Compensation – and will continue to serve on the Nominating/Governance and Audit Committees. Mr. Dorflinger received a J.D. degree from the University of Houston and is also a director of several privately held companies. Mr. Dorflinger qualifies as an “independent director” under the rules of the New York Stock Exchange and Item 407(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The press release announcing the retirement of Mr. Fu and the appointment of Mr. Dorflinger is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press release dated November 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: November 21, 2012	By:	/s/ GAYLA J. DELLY
Gayla J. Delly
Chief Executive Officer